Exhibit 28(i)
CONSENT OF COUNSEL
     We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Gabelli SRI Green Fund, Inc. as filed with the Securities and Exchange Commission on or about July 29, 2011.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP
New York, New York
July 29, 2011